Translated From the Original Mandarin

Guarantee Contract

Creditor: Song Yuan City Wu Lan Da Jie Cheng Shi Xin Yong She

Assurer: Songyuan City Hongxiang Petroleum Technical Services Co., Ltd

Guarantee Contract
No.27 2005

Creditor: Song Yuan City Wu Lan Da Jie Cheng Shi Xin Yong She
Assuror: Songyuan City Hong Xiang Petroleum Technical Services Co., Ltd

In order to guarantee that the Creditor can claim money, the borrower, Songyuan City Yu Qiao Qianan Hong Xiang Oil and Gas Development Co., Ltd, assuror, to provide guarantee, and assuror understands the situation of the borrower, and voluntarily provides the guarantee. In order to define the rights and obligations of both sides, pursuant to “China Contract Law,” China hypothecate law and other relevant laws, after both parties arrive at consensus, the contract was made.

Article 1. Scope of Guarantee

The scope of guarantee for assuror is the loan, interest and any relevant expenses.

Article 2. Way to Guarantee

Way that the guarantor guarantees is guaranteed for joint liability.

Article 3. Guarantee Period
  The guarantee period is the day after the main contract was signed, until the main contract is expired.

  Creditor and borrower reach the written agreement on fulfilling time limit in main contract,

  If the terms that the rules and regulations or the main contract agree on occures, cause the main contract debt to expire ahead of time, then
Article 4. The Promises of Guarantor
  Assuror must provied any relevent document reqired by creditor, and promises the truth and validity of the document provied.

  The borrower has not fulfilled debts in terms of the contract, guarantor voluntarily fulfil the responsibility of guaranteeing, and creditor has the right to takes money directly from guarantor’s account.

  When the following situation takes place, creditor should be informed
  There is a change of company organization, such as buy out, merge, set up subsidiary, change the stock share structure, etc. shall inform lien holder within 30 days.
  There is change of scope of business, registered capital, change of management shall inform lien holder within 30 days.
  In the event of exacerbation of financial situation or involvement of financial conflicts, any material fact that might have impact on the pledgor’s ability to fulfill its obligation, the pledgor must notify the lien holder within 5 days.
  In the event of bankruptcy, interruption of operation, ceasing operation for reconstruction, business registration withdrawal and revocation and etc, the pledgor must notify the lien holder within 5 days.

Article 5. Alteration, Breach and Inuring of the Contract

  This covenant is effective upon signing or seal.
  After this contract takes into effect, either party can't alter or terminate without authorization. It could be altered or terminated when consulting all the time and reaching the written agreement through both sides. Before the written agreement is reached, the contract still comes into force.
  This covenant is independent, not revocable even the major covenant revoked. If change or revocation needed, there must be mutual agreement by both parties. Before written agreement, this covenant is still effective
  After this covenant takes into effect, creditor and guarantor should fulfill the obligation described within this covenant. The party failed to fulfill its obligation must bear corresponding responsibilities, and indemnify the other party’s loss.
   In case the guarantor takes any action with any economical losses, the guarantor should indemnify the creditor in full.
Article 6. Miscellaneous

[Intentionally left blank]

Article 7. Settlement of Conflict

Any conflict, aroused during the fulfillment of this covenant, can be either settled by negotiation by both parties or be the jurisdiction of the lien holder’s local court.

Article 8. Copy of Agreement

Two copies of this agreement, each party has one copy, which has the same force and effect.

Article 9. Announcements

The lien holder has requested the pledge to understand this covenant accurately and fully. The lien holder also explained per pledger’s request. Both parties reached the same understanding with respect to this covenant.

Creditor:	Guarantor:

Song Yuan City Wu Lan Da Jie Cheng Shi Xin Yong She	/s/	Hong Jun Wang
	/s/	Ji Shuang Sun
[Seal]

Signing Date: September 22nd, 2005